UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2021

Verve Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40489	82- 4800132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Technology Square, Suite 901 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 603-0070

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	VERV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2021, Verve Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with ARE-MA Region No. 87 Tenant, LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease approximately 104,933 square feet of office and laboratory space located at 201 Brookline Avenue, Boston, Massachusetts (the “Premises”).

The term of the Lease will commence on the earlier of (1) the date the Landlord delivers the Premises to the Company, which the parties expect to be on or prior to August 1, 2022, or (2) the date the Landlord could have delivered the Premises but for any delays attributable to the Company (the “Commencement Date”). The Company’s obligation for the payment of base rent for the Premises begins 90 days after the Commencement Date (the “Rent Commencement Date”) and will initially be $795,741.92 per month, which will increase by approximately 3% per annum. The Lease has a term of 10 years, measured from the Rent Commencement Date. The Company has the option to extend the term of the Lease for a period of an additional five years. Under the terms of the Lease, the Landlord has agreed to make up to $21 million in certain tenant improvements to the Premises to suit the Company’s use (the “Tenant Improvement Allowance”), which amount is included in the base rent set forth in the Lease. In addition to the Tenant Improvement Allowance, the Company may pay up to $5.2 million for additional improvements to the Premises, which amount may be paid in equal monthly installments or may be prepaid in full.

In connection with its entry into the Lease and as a security deposit, the Company has provided the Landlord a letter of credit in the amount of approximately $4.8 million, which may be reduced to approximately $3.5 million on the expiration of the 36-month anniversary of the Rent Commencement Date so long as there are, and have been, no defaults by the Company under the terms of the Lease.

The Landlord has the right to terminate the Lease upon customary events of default. The Company may also terminate the Lease if the Premises are not ready for occupancy within a specified time period after August 1, 2022.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERVE THERAPEUTICS, INC.

Date: August 24, 2021	By:	/s/ Andrew Ashe
Name: Andrew Ashe
Title: President and Chief Operating Officer